EXHIBIT 23.1

[KPMG Letterhead]


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
NewStar Media Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



KPMG LLP

/s/ KPMG LLP



Los Angeles, California

July 7, 1999